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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                   JURISDICTION OF INCORPORATION
----------                                   -----------------------------

Buckeye Florida Corporation                  Delaware
Buckeye Foley Corporation                    Delaware
Buckeye Florida, Limited Partnership         Delaware
Buckeye S.A.                                 Switzerland
Buckeye (Barbados) Ltd.                      Barbados
Buckeye Technologies Gmbh                    Germany
BKI Management Company                       Tennessee
BKI Holding Corporation                      Delaware
BKI Finance Corporation                      Tennessee
BKI Asset Management Corporation             Delaware
BKI Limited Corporation                      Delaware
Buckeye Lumberton Inc.                       North Carolina
Buckeye Canada Inc.                          Canada
Buckeye Technologies Ireland Ltd.            Ireland
Merfin Systems Inc.                          Delaware